SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2002

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                            Telecom HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    333-92613
                                    333-95807
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)


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Item 5.     Other Events

            On July 30, 2002, MCI Group was delisted from trading on the Nasdaq National Market System. As set forth in the prospectus, because MCI Group was not listed for trading on another U.S. national securities exchange within five business days from the date of delisting, the shares of MCI Group included in Telecom HOLDRS were distributed at a rate of 0.0088 MCI Group shares per Telecom HOLDR. As a result, MCI Group is no longer represented in Telecom HOLDRS.


            On July 30, 2002, WorldCom Group was delisted from trading on the Nasdaq National Market System. As set forth in the prospectus, because WorldCom Group was not listed for trading on another U.S. national securities exchange within five business days from the date of delisting, the shares of WorldCom Group included in Telecom HOLDRS were distributed at a rate of 0.22 WorldCom Group shares per Telecom HOLDR. As a result, WorldCom Group is no longer represented in Telecom HOLDRS.


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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits


            (c)   Exhibits

                  99.1 Telecom HOLDRS Trust Prospectus Supplement dated September 30, 2002 to Prospectus dated March 12, 2002.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MERRILL LYNCH, PIERCE, FENNER &
                                                    SMITH INCORPORATED


Date:  October 31, 2002                          By:  /s/ MITCHELL M. COX
                                                      --------------------------
                                                      Name:  Mitchell M. Cox
                                                      Title: Attorney-in-Fact


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


                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Telecom HOLDRS Trust Prospectus Supplement dated September 30, 2002 to Prospectus dated March 12, 2002.


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